UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 9, 2005

AFFIRMATIVE INSURANCE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation	000-50795 (Commission File Number)	75-2770432 (I.R.S. Employer Identification Number)

4450 Sojourn Drive, Suite 500 Addison, Texas (Address of principal executive offices)		75001 (Zip code)
(972) 728-6300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02. Results of Operations and Financial Condition.
On November 10, 2005, we issued a press release announcing our final results for the quarter ended September 30, 2005. The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 2.02.
Item 5.02. Departure of Directors; Election of Directors.
On November 9, 2005, we held a meeting of the Board of Directors (the “Board”). At the meeting, Messrs Lucius E. Burch III, Mark E. Pape and Mark E. Watson, Jr. resigned from the Board, effective November 8, 2005. The remaining directors on the Board then accepted the resignations of Messrs Burch, Pape and Watson. The following table sets forth the dates of service on the Board by Messrs Burch, Pape and Watson and the committees on which Messrs Burch, Pape and Watson served.
•	Lucius E. Burch III, served as a director since 2004 and also served on the Compensation, Nominating and Corporate Governance and Executive Committees.

•	Mark E. Pape, served as a director since 2004 and also served on the Audit Committee.

•	Mark E. Watson, Jr., served as a director since 2004 and also served as chairman of the Compensation Committee.
After accepting the resignations of Messrs Burch, Pape and Watson, the remaining directors, pursuant to a resolution of the Board, increased the number of members of the Board from seven to nine and filled the five resulting vacancies on the Board by appointing the following five individuals, who, following inquiry by the Board, were designated by New Affimative LLC (“New Affirmative”), the majority stockholder of the company. The following table sets forth information regarding the new directors including their ages and their respective positions on the current Board.
•	Kevin R. Callahan, 44, served from 2002 to 2004 as Chief Executive Officer of Allianz Global Risks US Insurance company. Mr. Callahan also was Chief Executive Officer of Aon Capital Markets from 1996 to 2002 and was a Principal of Aon Risk Services North America from 2000 to 2002. He has served on the board of directors of Corus Bankshares, Inc. since February 2005. Mr. Callahan has been appointed as Chairman of our Executive Committee as well as to serve on the Compensation Committee and the Nominating and Corporate Governance Committee.

•	Nimrod T. Frazer, 75, has served since 1990 as Chairman of the board and Chief Executive Officer of The Enstar Group, Inc., which holds a non-managing stake in Affirmative Investment LLC, which is a 50% member of New Affirmative, the majority stockholder of the company. From 1990 to 2001, Mr. Frazer served as President of The Enstar Group, Inc. From 1976 to 1996, he was Chairman of the board and Co-founder of Frazer Lanier company, a regional investment banking firm in Montgomery, Ala.

•	David L. Heller, 28, is a Vice President of Delaware Street Capital, a private investment firm. From 2000 to 2001, he served as an investment banker at Merrill Lynch, specializing in mergers and acquisitions. Mr. Heller also serves on the board of managers of New Affirmative, a majority stockholder of the company.

•	Avshalom Y. Kalichstein, 31, is a Principal of J.C. Flowers & Co. LLC, one of several Principals of the firm responsible for originating, executing, and managing private equity investments. From 2001 until 2004, Mr. Kalichstein was General Manager of Shinsei Bank, Ltd. in Tokyo, where he led the company’s corporate development group. Previously, Mr. Kalichstein worked as Vice President, Finance and Corporate Development, for SoftNet Systems, Inc. in San Francisco. He serves on the board of managers of New Affirmative, a majority stockholder of the company. Mr. Kalichstein is also the Deputy Chairman of the Supervisory Board of Wurttembergische und Badische Versicherungs AG. Mr. Kalichstein has been appointed as Chairman of our Compensation Committee as well as to serve on the Executive Committee and the Nominating and Corporate Governance Committee.

•	Michael J. Ryan, 37, is a Director and Head of the Financial Institutions Group of Delaware Street Capital, a private investment firm. From 1997 to 2004, Mr. Ryan was a Director of Aon Capital Markets, where he was instrumental in developing and executing many innovative insurance securitizations. He also serves on the board of managers of New Affirmative, a majority stockholder of the company. Mr. Ryan has been appointed as Chairman of our Nominating and Corporate Governance Committee as well as to serve on the Compensation Committee and Executive Committee.
Investment Committee
The Board has established an Investment Committee which will be comprised of Thomas C. Davis (Chairman), Avshalom Y. Kalichstein and Michael J. Ryan. A charter has not yet been adopted for this committee, but it is anticipated that the committee will review and monitor the investment, safekeeping and performance of our investment portfolios and will have the authority to act on behalf of the Board.
The following tables set forth the current members of the various committees approved, pursuant to a resolution, by the Board on November 9, 2005.
Audit Committee:
Paul J. Zucconi, Chairman
Thomas C. Davis
Suzanne T. Porter
Compensation Committee:
Avshalom Y. Kalichstein, Chairman
Kevin R. Callahan
Michael J. Ryan
Nominating and Corporate Governance Committee:
Michael J. Ryan, Chairman
Kevin R. Callahan
Avshalom Y. Kalichstein
Suzanne T. Porter
Executive Committee:
Kevin R. Callahan, Chairman
Avshalom Y. Kalichstein
Thomas E. Mangold
Michael J. Ryan
Investment Committee:
Thomas C. Davis, Chairman
Avshalom Y. Kalichstein
Michael J. Ryan
Item 7.01. Regulation FD Disclosure
On November 10, 2005, we issued a press release announcing the final results for the quarter ended September 30, 2005. The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished pursuant to this Item 7.01, including the exhibit, shall not be deemed to be incorporated by reference into any of our filings with the SEC under the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing, and shall not be deemed to be “filed” with the SEC under the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Number	Exhibit
99.1*	Press Release for quarter ended September 30, 2005
*Filed herewith.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRMATIVE INSURANCE HOLDINGS, INC.
By:	/s/ DAVID B. SNYDER
David B. Snyder
General Counsel, Senior Vice President, and Secretary

Date: November 16, 2005

Number	Exhibit
99.1*	Press Release for quarter ended September 30, 2005
*	Filed herewith